                                                                 Exhibit 10.8

                            EMPLOYMENT AGREEMENT

October 17, 1997

Dr. Wei Yen
10431 Plum Tree Lane
Cupertino, CA 95014

Dear Dr. Yen:

     This letter confirms the terms of your employment with Network Computer, Inc. (the "Company") on and after the date hereof and supersedes in its entirety the letter dated June 5, 1997 (other than the provisions of the second paragraph of Section 7 (relating to your release of claims) of such letter which paragraph shall remain in effect), which outlined the previous terms of your employment with the Company. Such employment will be on the following terms:

     1. EMPLOYMENT AND POSITION: You will be an employee and President ("President") of the Company, reporting to the Chief Executive Officer ("CEO") of the Company, and assuming and discharging such responsibilities as are mutually agreed upon by you and the CEO, commensurate with such office and position. At a minimum, you will serve as an employee until June 15, 1998. If at any time after February 15, 1998 you determine that you will be resigning as an employee of the Company after June 15, 1998, and you no longer wish to serve as President, then you will promptly notify the CEO of such determination and you and the CEO in consultation with the Board of Directors of NCI shall mutually agree upon a title other than President to more accurately reflect your transition status. Thereafter, your primary duty will be to assist in a mutually agreed manner in the transition of Navio Communications, Inc. ("Navio") into the Company, including the transition of client relationships and development projects.

         Either you or the Company may terminate your employment upon 30 days notice to the other party, subject to Sections 6 and 7 hereof.

         You will continue to serve on the Company's Board of Directors until your successor is duly appointed or you terminate your employment with the Company, whichever comes first.

         During the term of your employment with the Company, you will perform your normal work activities, and you shall perform them faithfully, diligently and competently, and you shall use your best efforts to further the business of the Company and its affiliated entities.

     2. BASE SALARY: In consideration of your services, you will be paid a base salary at the rate of $410,000 per year during the term of your employment, to be paid in installments and in accordance with the Company's payroll practices. As with other officers of the Company, your annual compensation, which includes this base salary and bonus, will be reviewed annually by the Board of Directors of the Company.

     3. BONUS: In addition to the base salary, bonus and other compensation to which you are or may be entitled under this Agreement, you will receive a cash bonus (the "Bonus"), to be paid on the dates and in the amounts set forth below.


                        DATE              BONUS AMOUNT
                        ----              ------------
                   March 31, 1998           $70,000
                   March 31, 2000           $63,000
                   March 31, 2002           $56,500


     The Company's obligation to pay any installment of the Bonus to you will be conditioned on your continued employment with the Company on the relevant payment date; provided, however, that all Bonus payments shall become due and payable immediately on the terms and subject to the conditions set forth in
Section 7a below.

     4. BENEFITS; EXPENSES: You will be entitled to receive the Company's employee benefits made available to other employees and officers to the full extent of your eligibility. You shall be reimbursed for all reasonable business and travel expenses actually incurred by you in the performance of your services on behalf of the Company, in accordance with the Company's expense reimbursement policy as from time to time in effect and determined by the Board of Directors.

     5. LOANS: As of the earlier of your last date of employment with the Company and July 21, 1998, the Company will forgive $560,000 of the loan made by Navio to you that is secured by your primary residence.

     6.  REPURCHASE RIGHT:

         a. Subject to the provisions of Section 7, in the event of the termination of your employment with the Company before June 15, 1998, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive option (the "Repurchase Option") for a period of 90 days from such date to repurchase all or any portion of the Unvested Shares of Series C Preferred Stock (the "Series C Preferred") of the Company (or shares of Common Stock received upon conversion of such Series C Preferred). For purposes of this Section 6, Unvested Shares shall mean one half of the number of shares of Series C Preferred Stock received by you in the Merger. One third of such Unvested Shares shall become vested on February 12, 1998. In addition, one-tenth of one-third of such Unvested Shares shall become vested for each 500,000 copies of the Company's products distributed in bundled or unbundled form in accordance with the Company business strategy (excluding any distribution not for value unless approved in concept by the Company's Chief Executive Officer or a majority of the Company's Board of Directors) subject in each case to your continued employment with the Company on the date any such distribution milestone is achieved. Notwithstanding the foregoing, if you are an employee of the Company on June 15, 1998, then on such date all shares of Series C Preferred Stock of the Company (or shares of Common Stock received upon conversion of such Series C Preferred Stock) shall be fully vested and the Company shall have no Repurchase Option with respect to such shares or cash.

          b. The Repurchase Option may be exercised by the Company by written notice to you accompanied by delivery of a check payable to you in an amount equal to the dollar equivalent of the aggregate purchase price paid by you for the shares of Navio capital stock exchanged for the Unvested Shares being repurchased (the "Repurchased Shares"). Upon delivery of such notice and the payment described above, the Company shall become the legal and beneficial owner of the Repurchased Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Repurchased Shares, without further action by you.

          c. The certificate or certificates representing the Unvested Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws or required to be placed thereon by the California Commissioner of Corporations):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          You agree that the Unvested Shares may not be transferred while subject to the Repurchase Option, and that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, to prevent any transfer during such period.

          d. The Repurchase Option may be assigned in whole or in part to any stockholder or stockholders of the Company, including Oracle Corporation, or other persons or organizations; provided, however, that an assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the original purchase price and fair market value, if the original purchase price is less than the fair market value of the Repurchased Shares subject to the assignment.

          e. As security for your faithful performance of this Agreement, you agree to deliver the stock certificate(s) (or cash amounts) evidencing the Unvested Shares, together with the stock powers executed by you and by your spouse, if any (with the date, name of transferee, stock certificate number and number of Unvested Shares left blank), to the Secretary of the Company or other designee of the Company ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock powers (or cash) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Unvested Shares as are in accordance with the terms of this Agreement. Any dividends declared and interest accrued on such Unvested Shares shall accrue and be paid out at the time the Unvested Shares (or cash amounts) are released from escrow in accordance with the terms of this Agreement. You and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Unvested Shares will be released from escrow upon termination of the Repurchase Option.

          f. This Section 6 shall replace and supersede Section 3(a) of the Common Stock Purchase Agreement between you and Navio dated as of July 9, 1996, and such Section 3(a) shall be of no further force and effect.

     7.   TERMINATION:

          a. In the event that (i) before June 15, 1998, your employment is involuntarily terminated for any reason other than "for cause" (as defined herein) or Constructively Terminated (as defined below), or (ii) on June 15, 1998, you shall be entitled to the following benefits:

               aa.   A severance payment equal to $820,000, payable in 24
equal monthly installments;

               bb.   The termination of the Company's Repurchase Option;

               cc.   A payment in an amount equal to that portion of the
Bonus payable pursuant to Section 3 above that has not been paid (and in such event no further Bonus payment shall be required to be made).

          b. For purposes of the foregoing, termination "for cause" shall mean (i) the willful failure by you substantially to perform your material duties after a written demand for substantial performance is delivered to you by the CEO or the Board of Directors which specifically identifies the manner in which the Board of Directors believes that you have not substantially performed your material duties (including without limitation the failure by you to follow any reasonable specific directive established by the CEO and of which you are given notice), which failure to perform continues for 30 days after such written notice (or, if longer than 30 days is reasonably required to cure, where such failure to perform continues beyond the end of the period reasonably required to cure, provided that such extension of the cure period beyond 30 days will apply only if you diligently seek to cure during such extension period and further provided that in no event shall the total period to cure exceed 60 days); (ii) bad faith conduct related to the Company or the performance of your material duties for the Company; or (iii) the conviction of you of any crime involving the property or business of the Company or its subsidiaries or Oracle or its subsidiaries. The fact that the Company does not achieve specified research and development milestones or financial targets shall not by itself be deemed to be a basis for termination "for cause," unless the reason that such milestones or targets were not achieved is directly and materially attributable to conduct (or lack of conduct) contemplated by clauses (i),
(ii) or (iii) above.

          c. For purposes of the foregoing, your employment with the Company shall be deemed to have been "Constructively Terminated" if there shall occur
(i) a material reduction in base salary (other than a reduction applicable to all officers), (ii) a material change in responsibility or authority, (iii) any change in your job location outside the San Francisco Bay Area without your consent, (iv) your permanent disability, expected to last longer than 180 days, as certified by a medical professional, or (v) the Company's breach of any of its material obligations to you, including any failure to pay amounts due or provide benefits to which you are entitled hereunder or under Company policy.

     8. PROPRIETARY INFORMATION AGREEMENT. You agree to be bound by the terms of the employee proprietary information agreement with the Company in the form attached hereto as EXHIBIT A. If the provisions of such agreement conflict with the terms of Section 9(a) of this Agreement, then the terms of this Agreement shall prevail.

     9.  NONCOMPETITION AGREEMENT.

          a. Prior to the earlier of (i) June 15, 1999 and (ii) the one year anniversary of termination of your employment with the Company (the "Restricted Period"), without the prior written consent of the Company, you agree not to engage as an employee, director, officer, consultant, advisor or greater than 5% shareholder in any entity ("Restricted Entity") anywhere in the world that develops, markets or distributes any products or services that compete with products or services sold or licensed or for which development is substantially complete by the Company at or before the time of termination of your employment with the Company (the "Restricted Field") in the geographic area comprising the entire world (the "Protected Territory"). Notwithstanding the foregoing or any other provision of this Agreement, you shall be permitted to engage as an employee, director, officer, consultant, advisor or greater than 5% shareholder in any entity whose primary business is providing services or developing, marketing or distributing hardware or software products for graphics, entertainment or electronic commerce purposes (the "Permitted Activities"); provided, however, that your engagement must be limited to such Permitted Activities, and such Permitted Activities must not compete directly with the Company's Consumer Business. The Company acknowledges that you (or your designee) shall own all right, title and interest in the intellectual property rights of technology that you develop while engaged in the Permitted Activities, so long as any such technology development does not use or infringe any intellectual property rights of the Company or any of its subsidiaries or Oracle or its subsidiaries.

     For the purposes of this Section 9, the term "Restricted Entity" shall not be deemed to include divisions or business units of a corporation that are not engaged in activities in the

Restricted Field. For purposes of this Section 9, the term "Consumer Business" shall mean products and related services sold or licensed for the consumer market as either (i) an integrated package of systems software and applications software for network computer devices (excluding Apple
Macintosh and personal computers running Windows '95, Windows NT and their successor versions, and limited purpose consumer devices marketed and used primarily for executing game software developed for such devices; provided, however, that the foregoing exclusion shall not include network computing devices based on WebTV technology or Windows CE) or (ii) server infrastructure for network computers. The term "systems software" shall include the following types of component programs: operating systems and runtime operating systems (e.g., VxWorks, JavaOS, Chorus, Java Virtual Machine, and PSOS), and audio/visual codecs (e.g., VXtreme and Iterated).
The term "server infrastructure" shall mean any software executed by a server that performs the following functions: registration and authentication of users, personalization of content and services, electronic program guide
(EPG), and application and content delivery. A "server" shall mean any machine that receives and processes requests from client devices.

          b. As a separate and independent covenant, during the Restricted Period, without the prior written consent of the Company, you hereby agree not to take away or interfere with or attempt to interfere with any custom, trade, business or patronage of the Company or its subsidiaries, in the Restricted Field, in each case for the purpose of conducting or engaging in any business that is operating in the Restricted Field.

          c. As a separate and independent covenant, during the Restricted Period, without the prior written consent of the Company, you hereby agree not to, in any way, directly or indirectly, irrespective of the Restricted Field, hire any employee or consultant of the Company or any of its subsidiaries or Oracle or its subsidiaries, or attempt to induce any employee or consultant of the Company or any of its subsidiaries or Oracle or its subsidiaries, to leave the employ of the Company or any of its subsidiaries or Oracle or its subsidiaries or to violate the terms of their contracts. The Company acknowledges that the provisions of this paragraph do not restrict the activities of any entity for which you are acting if such entity acts without any involvement from you.

          d. The Restricted Period shall be extended by the length of any period during which you are in material breach of the terms of this Agreement; provided, however, that in no such event shall the Restricted Period be extended by more than one (1) year.

          e. You acknowledge that upon the breach of any of the provisions of this Section 9 the Company would sustain irreparable harm, and, therefore, you agree that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions restraining you from committing or continuing any such violation of this Agreement.

          f. You represent that you are familiar with the covenants contained in this Section 9, and are fully aware of your obligations hereunder. You hereby acknowledge that the covenants and agreements set forth in this Section 9 are an essential element of the Merger and the Option and that, but for your agreement to comply with these covenants, the Company would not have entered into this Agreement, the Merger Agreement under which the Company acquired Navio or the other agreements contemplated by the Merger Agreement. You acknowledge that the period of restrictions and the geographic area to which the restrictions imposed in Section 9 hereof shall apply are fair and reasonable and are reasonably required for the protection of the Company. If any provision of this Agreement is held to be invalid or unenforceable by judicial order for any reason, such action shall not affect the enforceability of the remaining provisions hereof and, without limiting the foregoing, any such holdings shall in no event preclude the Company from enforcing the provisions hereof for such term, in such territory and to such extent non inconsistent with or prohibited by said judicial order. If the provisions of this Agreement should ever be deemed to exceed the time, scope or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws.

     10. SUCCESSORS. The Company shall require any successor or assignee, in connection with any sale, transfer or other disposition of all or substantially all of the Company assets or business, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this agreement, shall mean the Company as defined above and any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this agreement, except that for purposes of Section 9 (Noncompetition Agreement), the "Company" shall include only the business and the products and services of the Company in existence at the time of any such succession or assignment.

     11. ARBITRATION. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Santa Clara County, California; provided, however, that this arbitration provision shall not preclude either party from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys' fees and other costs and expenses of arbitration or litigation, including but not limited to attorneys' fees and other costs reasonably incurred by you, shall be paid by the Company. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto PARTICIPATING to the subject matter hereof, and supersedes any and all other prior written or oral agreements existing between the parties hereto, including without limitation the letter dated June 5, 1997 (other than the provisions of the second paragraph of Section 7 of such letter which paragraph shall remain in effect) from the Company to you and the letter agreement dated May 16, 1997 from the Company to you. The Employment Agreement dated July 9, 1996 between you and Navio shall be deemed terminated and superseded by this Agreement and, except as specifically set forth in this Agreement, you shall not be entitled to any of the benefits set forth in Section 7(a) of such Employment Agreement. The foregoing notwithstanding, the parties may agree to amend the terms of this Agreements and enter into new business arrangements by mutual written consent.

     13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

Wei, we are excited about having you as a leader of the Company team. Please acknowledge acceptance of this offer by signing and returning the enclosed copy of this letter, whereupon it shall become a binding agreement.

                                       Very truly yours,

                                       NETWORK COMPUTER, INC.

                                       /s/ Jerry Baker
                                       --------------------------------------
                                       Jerry Baker, Chief Executive Officer



Accepted and agreed to by:

/s/ Wei Yen
--------------------------------------
Wei Yen


                    SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

                                                                    EXHIBIT A

                             NETWORK COMPUTER, INC.
                          PROPRIETARY INFORMATION AND
                       ASSIGNMENT OF INVENTIONS AGREEMENT

     In exchange for my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by Network Computers, Inc., or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company"), I hereby agree as follows:

     1. I will perform for the Company such duties as may be designated by the Company from time to time. During my period of employment or consulting relationship with the Company, I will devote my beset efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company. I agree that my employment or consulting arrangement with the Company is on an "at will" basis, and may be terminated by me or the Company at any time, with or without cause.

     2. As used in this Agreement, the term "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, business plans or strategies, or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests; provided that the term "Inventories" shall not be deemed to include those inventions, if any, listed on EXHIBIT A attached to this Agreement.

     3. As used in this Agreement, the term "Confidential Information" means information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or supporters, whether relating to the Company's technology, business relationships, customers or otherwise. The term "Confidential Information" shall not, however, include any information described in the last sentence of the first paragraph of Section 9.a. of the Employment Agreement.

     4. Without further compensation, I hereby agree promptly to disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions which I may solely or jointly develop or reduce to practice during the period of my employment or consulting relationship with the Company (a) which pertain to any line of business activity of the Company, (b) which are aided by the use of time, material or facilities of the Company, whether or not during working hours; or (c) which relate to any of my work during the period of my employment or consulting relationship with the Company, whether or not during normal working hours. No rights are hereby conveyed in Inventions, if any, made by me prior to my employment or consulting relationship with the Company which are identified in a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential information).

     5. I agree to perform during and after my employment or consulting relationship, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company as set forth in paragraph 4 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

     6. If the Company is unable for any reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or mask work or copyright registration covering inventions, ask works or original works or authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent and mask work or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents, mask works or copyrights resulting from any such application for letters patent or mask work or copyright registrations assigned hereunder to the Company.

     7. I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment or consulting relationship with the Company, any Confidential Information I obtain or create during the period of my employment or consulting relationship, whether or not during working hours, except to the extent authorized by the Company until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or consulting relationship or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

     8. I represent that my performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my becoming an employee or consultant of the Company, and I have not previously and will not at any future time disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict with the provisions of this Agreement, and I certify that, to the best of my knowledge, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

     9. Without limiting any other provisions of this Agreement, I agree that for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company) in a manner competitive with the Company. However, in the event that this Section 9 conflicts with or is more restrictive than Section 9.c. of the Employment Agreement, then Section 9.c. of the Employment Agreement shall control and prevail.

    10. This Agreement (a) shall survive my employment by or consulting relationship with the Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment or consulting relationship, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives.

    11. Because my services are personal and unique and because I may have access to and become acquainted with the Confidential Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

    12. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

    13. This Agreement does not apply to an Invention which qualifies fully under the provisions of Section 2870 of the Labor Code, a copy of which is attached hereto as EXHIBIT B. I agree to disclose all Inventions made by me in confidence to the Company to permit a determination as to whether or not the Inventions should be the property of the Company.

    14. The provisions of this Agreement shall apply to the entire term of my employment or consulting relationship with the Company, including all such periods prior to the date of this Agreement.

    15. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Dated:   4/30/98                       EMPLOYEE
      ----------------------------

                                       /s/ Wei Yen
                                       ---------------------------------------
                                       Signature


                                       Wei Yen
                                       ---------------------------------------
                                       Printed Name


                                       NETWORK COMPUTER, INC.


                                       By: [ILLEGIBLE]
                                          ------------------------------------

                                       Title:  CEO
                                             ---------------------------------

                                   EXHIBIT A

If none, initial here: _________

Otherwise, list inventions below:

All "Inventions" described in the last sentence of the first paragraph of
Section 9.a. of the Employment Agreement dated October 17, 1998, as amended February 27, 1998 ("Employment Agreement") between the Company and me shall NOT be deemed "Inventions" for purposes of this Agreement and shall be excluded from the definition thereof.

                                    EXHIBIT B

Section 2870 of the California Labor Code is as follows:

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, fees or trade secret information except for those inventions that either:

          (1) Relate at the time of inception or reduction to practice of the invention to the employer's business, or actual or demonstrated anticipated research or development of the employer.

          (2)  Result from any [ILLEGIBLE] by the employee for the employer.

     (b) To the extent a provision [ILLEGIBLE] agreement purports to require an employee to assign an invention [ILLEGIBLE] being required to be assigned under subdivision (a), the provision is against the [ILLEGIBLE] policy of this state and is unenforceable.

                               AMENDMENT NO. 1

                                       TO

                             EMPLOYMENT AGREEMENT

     This Amendment No. 1 (the "AMENDMENT") is entered into as of February 27, 1998 between Network Computer, Inc., a Delaware corporation (the "COMPANY") and Wei Yen, and amends that certain Employment Agreement (the "AGREEMENT") entered into as of October 17, 1997 between the Company and Wei Yen. Capitalized terms used herein have the meanings provided in the Agreement.

                                    RECITALS

     WHEREAS, Wei Yen voluntarily resigned his position as President of NCI, effective February 24, 1998, approximately three months prior to the June 15, 1998 date contemplated in the Agreement;

     WHEREAS, Wei Yen shall continue to serve as a Director of the Company;

     WHEREAS, Wei Yen acknowledges that the payment schedule of the Promissory Note, dated July 9, 1996 (the "Promissory Note"), in the amount of $150,000.00, shall be accelerated as a result of the termination of his employment with the Company; and

     WHEREAS, the Company has agreed to accelerate the vesting of certain of the severance benefits provided for in the Agreement in exchange for a release of all claims relating to Wei Yen's employment relationship with the Company pursuant to a Settlement Agreement and Release of All Claims (the "Settlement Agreement").

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements, representations, warranties and covenants set forth below, Wei Yen and the Company agree as follows:

     SECTION 1  Date Change.
                ------------

          All references to the date "June 15, 1998" in the Agreement hereby are amended to be "February 24, 1998".

     SECTION 2  Director.
                ---------

          The third paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "You will continue to serve on the Company's Board of Directors until your successor is duly appointed, or until your earlier resignation or removal."

     SECTION 2  Loans.
                ------

          Section 5 of the Agreement hereby is amended and restated in its entirety to read as follows:

     "As of the earlier of your last date of employment with the Company and July 21, 1998, the Company will forgive $560,000 of the loan made by Navio to you that is secured by your primary residence (the "Primary Residence Loan"); provided that you understand that forgiveness of the Primary Residence Loan is treated as compensation for tax purposes. The Company shall be entitled to offset (i) any tax withholding obligations related to the forgiveness of the Primary Residence Loan and any outstanding principal or accrued interest due on the Promissory Note against (ii) any severance payment that may be owed to you pursuant to
     Section 7(a)(aa)."

     SECTION 3  Proprietary Information Agreement.
                ----------------------------------

          You agree to be bound by the terms of the employee proprietary information agreement with the Company in the form attached hereto as Exhibit
A. If the provisions of such agreement conflict with the terms of Section 9(a) of the Agreement, then the terms of the Agreement shall prevail.

     SECTION 4  Cross Default.
                --------------

          Any default under the Settlement Agreement shall be a default under the Agreement, as amended by this Amendment.






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

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first above written.


                                   Network Computer, Inc.


                                            /s/ DAVID J. ROUX
                                   By: ---------------------------
                                       David J. Roux
                                       CHIEF EXECUTIVE OFFICER



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